UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2011

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2011, AeroGrow International, Inc. (“AeroGrow” or the “Company”) entered into a Transaction Agreement (the “Transaction Agreement”) with Cyrano Partners, LLC (“Cyrano”) and AG Worldwide, LLC (“AG Worldwide”), a wholly owned subsidiary of Cyrano.  The Transaction Agreement sets forth the agreement of the parties to execute the definitive agreements necessary to consummate a transaction whereby AG Worldwide will become a joint venture between AeroGrow, Cyrano and other parties (the “AG Worldwide Transaction”), subject to certain conditions precedent (the “Conditions Precedent”).  The material terms of the definitive agreements have been agreed upon, subject to future modification if the parties mutually agree.  Following the consummation of the AG Worldwide Transaction, AG Worldwide will pursue sales of AeroGrow products in the multi-level marketing distribution channel, as well as in the existing channels of distribution served by the Company.

The Conditions Precedent are: (i) the Company must receive approval from its secured creditors to consummate the AG Worldwide Transaction, (ii) the Company must receive approvals from its Series A Preferred shareholders and from its Common shareholders to consummate the AG Worldwide Transaction, (iii) a definitive Schedule 14C Information Statement must be filed with the Securities and Exchange Commission and mailed to the Company’s shareholders, and (iv) AG Worldwide must have obtained at least $3 million in equity capital (the “Capital Raise”).  Each party has agreed to exercise its reasonable best efforts to satisfy the Conditions Precedent.

Item 8.01 Other Events.

On April 12, 2011, the Company and AG Worldwide entered into a Distributor and License Agreement (the “License Agreement”) pursuant to which AeroGrow appointed AG Worldwide a distributor of AeroGrow products and granted AG Worldwide a license to use AeroGrow’s patents and patents pending, trade secrets, trademarks, service marks, logos and other intellectual property.  The License Agreement also defines the obligations of each party, the manner in which the parties will interact, and the financial arrangement between the parties related to sales and other transactions.  The License Agreement is intended to bridge the time required to satisfy the Conditions Precedent.

Item 9.01  Exhibits

10.1           Transaction Agreement
10.2           Distributor and License Agreement

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

DATED: April 18, 2011	By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer and Treasurer